                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549




                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934




               Date of Report (Date of earliest event reported):
                                January 31, 2000


                           Baker Hughes Incorporated
               (Exact name of registrant as specified in charter)


         Delaware                               1-9397                              76-0207995
(State or other jurisdiction               (Commission File                       (IRS Employer
     of incorporation)                          Number)                         Identification No.)


    3900 Essex Lane, Houston, Texas                           77027
(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:  (713) 439-8600
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         Item 5.  Other Events.

         On January 31, 2000, the Board of Directors of Baker Hughes Incorporated (the "Company") announced that it will begin a search for a chief executive officer to succeed Max L. Lukens, who has resigned his positions as Chairman of the Board, President and Chief Executive Officer and is leaving the Company. Joe B. Foster, a director of the Company since 1990, has been appointed interim Chairman, President and Chief Executive Officer to lead the Company until a new Chief Executive is selected. Victor G. Beghini will chair the committee of the Board of Directors that will conduct the search. Other members of the search committee are directors Richard D. Kinder, H. John Riley, Jr. and Charles L. Watson.

         Andrew J. Szescila, Senior Vice President of the Company, will assume responsibilities for Baker Hughes Oilfield Operations. In his position as President of Baker Hughes Oilfield Operations, he will report to Mr. Foster. Thomas R. Bates, Jr., who previously had responsibilities for the Western Geophysical, Baker Atlas and INTEQ divisions, has resigned.


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          BAKER HUGHES INCORPORATED



Date:    February 2, 2000                 By: /s/ G. S. Finley
                                             -----------------------------------
                                             G. S. Finley
                                             Senior Vice President - Finance and
                                             Administration and Chief Financial
                                             Officer